Exhibit 99.1

801 E. 86th Avenue
Merrillville, IN 46410
FOR IMMEDIATE RELEASE
May 30, 2007

FOR ADDITIONAL INFORMATION
Media	Investors
Karl Brack	Randy Hulen
Vice President, Communications & Engagement Strategies	Director, Investor Relations
(219) 647-5794	(219) 647-5688
kbrack@nisource.com	rghulen@nisource.com
NiSource reports on strategic and financial review
Provides 2007 Net Operating Earnings Outlook of $1.35 per share
Merrillville, IN — May 30, 2007 — NiSource NYSE: NI today provided a report on its strategic and financial review, a comprehensive process undertaken by executive leadership, the board of directors and its advisors to explore a broad range of options for unlocking the underlying value of NiSource’s asset base and strengthening the company’s position for long-term growth. The Company also provided guidance for the fiscal year ending December 31, 2007.
“Our recently completed strategic and financial review process assessed a broad range of potential strategic options, financial techniques and structures,” NiSource President and CEO Bob Skaggs said. “This deliberate and disciplined process considered everything from full-scale transactions involving the entire company, to small-scale transactions and various structure options. Each of these alternatives was carefully considered within the context of NiSource’s commitment to sustain its dividend and maintain investment grade credit ratings.”
Skaggs said two primary conclusions were reached from the review:
•	First, the review confirmed that NiSource’s core asset base as currently structured and four-point business strategy are fundamentally strong, with an array of long-term organic growth prospects in each segment of its business. Even without significant structural changes, the company has a portfolio of businesses and a balanced platform for long-term growth that can deliver value to shareholders.
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NiSource reports on strategic and financial review

•	The assessment also evaluated a number of strategic and structural alternatives to unlock value for the company, the largest and most transformational of which would be the potential separation and sale of the NiSource’s electric assets. Although NiSource’s electric business is strong and well-aligned with the company’s overall business portfolio, the study concluded that the potential separation and sale of the electric assets, if properly structured, could provide added financial flexibility and sharpen NiSource’s strategic focus as a pure-play gas company. NiSource defined certain criteria and commitments to stakeholders necessary to proceed with such a transaction, with the understanding that this option only would be pursued if these guiding principles could be met.
Skaggs noted that the strategic and financial review conclusions reflect the disciplined approach NiSource followed throughout the assessment process.
“We said from the beginning this would be a comprehensive and objective look at our company, taking into account the long-term best interests of NiSource’s shareholders and other stakeholders,” Skaggs said. “The findings of the review demonstrate that we have real investment opportunities in each of our business areas. They also reflect our determination to grow this company, but to do so in a balanced and thoughtful way. In that regard, we will be aggressively pursuing an array of incremental opportunities to provide added financial flexibility to invest in and grow our business.”
Electric separation option explored
As part of the strategic and financial review, NiSource explored a variety of options for separating its electric business — consisting of the Northern Indiana Public Service Company (NIPSCO) electric distribution, transmission and generation assets — from its regulated natural gas businesses. NIPSCO’s fully regulated electric business operates a fleet of environmentally compliant coal-fired base load electric generating stations and serves more than 450,000 residential, commercial and industrial electric customers across northern Indiana. Total sales from NIPSCO’s electric business were about $1.3 billion in 2006.
The strategic and financial review confirmed that NIPSCO’s electric business is strong and well aligned with NiSource’s overall strategic business portfolio of 100 percent regulated infrastructure assets. It was concluded, however, that a potential separation and sale of the electric assets could sharpen NiSource’s strategic focus on its natural gas businesses and provide added financial flexibility for the company to achieve more robust growth.
Specifically, the added flexibility provided by such a transaction could accelerate the company’s growth plans in its regulated natural gas utility, storage and transmission businesses. NiSource currently owns and operates the fourth largest gas transmission system in the U.S., is the country’s third largest gas distribution company and the second largest owner and operator of natural gas storage facilities. These operations extend from offshore in the Gulf of Mexico to high-value markets in the East, Midwest and Mid-Atlantic regions, encompassing more than 40 percent of the U.S. population and 50 percent of the nation’s natural gas consumption.
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NiSource reports on strategic and financial review

Discussions with prospective counterparties
As part of the strategic and financial review, NiSource engaged in a highly targeted market assessment process and discussions with a limited number of prospective counterparties regarding the potential sale of its electric business. The prospective counterparties were selected based on their potential flexibility around certain preferred transaction structures as well as their experience in the electric industry and potential position on key commitments to customers, employees and other stakeholders.
NiSource’s disciplined approach to any transaction incorporates several key guiding principles, including recognizing appropriate value for the electric business, and doing so in a structurally efficient manner that would materially enhance the company’s financial flexibility and strengthen its equity and debt currencies. NiSource also requires that the interests of customers, employees and other stakeholders be taken into full consideration before any such transaction moves forward. Among these considerations are continued strong community involvement and support across NIPSCO’s northern Indiana operating territory.
Through the discussions with counterparties, it was confirmed that NiSource’s electric business is highly valued, with strong earnings, quality assets, and a range of long-term investment opportunities within a positive regulatory framework.
Although it was clear from very advanced stages of discussions that the overall financial value to NiSource from a potential transaction could fall within an acceptable range, NiSource concluded that no transaction adequately met all the requirements necessary to proceed. Accordingly, NiSource recently terminated this phase of the process without a transaction taking place.
NiSource will continue to evaluate and pursue means to enhance its financial profile and provide value for stakeholders. As such, the company acknowledges that a separation of its gas and electric business, if properly structured, may still represent an attractive option for significantly repositioning the company. However, NiSource is not currently in discussions with any counterparties, nor is it actively pursuing the sale of its electric business. There have been no changes in NiSource’s ongoing operational plans, investment strategy, strategic approach or fundamental commitments to stakeholders regarding its electric operations.
“While we will never rule out potential transforming options, our focus is on growing our current portfolio of assets,” Skaggs said. “With this comprehensive study and a targeted market test in hand, we certainly are positioned to approach larger-scale transaction opportunities in an informed, balanced and disciplined manner. But as our review indicated, NiSource’s basic business case is strong, so we will proceed with a transaction only if we have confidence that it meets our criteria for adding real value for our stakeholders.”
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NiSource reports on strategic and financial review

Company provides 2007 net operating earnings outlook,
reiterates focus on fundamental growth strategy
NiSource today indicated that, based on year to date experience and current and projected market conditions, net operating earnings for 2007 are expected to be approximately $1.35 per share. This outlook reflects improved financial performance from NiSource’s Whiting Clean Energy unit and stable margins in the company’s core utility operations, offset by the effects of increased depreciation and operating expenses, as well as reduced optimization opportunities due to less volatile market conditions during 2007. The outlook also reflects continued moderation of residential customer usage declines in NiSource’s residential local gas distribution business.
Net income from continuing operations (GAAP) is expected to be $1.36 per share. Items excluded from net operating earnings discussed above are the positive impact of weather of $.03 per share, partially offset by an impairment charge for a building held for sale and the costs associated with the IBM contract.
“This outlook acknowledges that, until our stream of Gas Transmission & Storage expansion projects begin to be fully operational and revenue producing and our wave of utility rate cases is completed, we have few near-term catalysts to lift operating earnings over the next couple years.” Skaggs noted. “Going forward, however, our Path Forward business strategy, is designed to achieve sustainable 3 to 5 percent annual earnings growth by 2010.”
Skaggs emphasized that this growth will be driven by expansion of the company’s gas transmission, distribution and storage business; asset optimization; and the pursuit of innovative regulatory practices. The company’s Path Forward strategy also stresses continued commitment to maintaining and eventually growing its dividend along with maintenance of stable, investment grade credit ratings.
Supporting that long-term strategy is NiSource’s balanced, four-part business plan, which includes expansion and commercial growth in the natural gas pipeline and storage business, regulatory and commercial initiatives at the utilities, financial management, and process and expense management.
Among recent accomplishments related to that plan was the Indiana Utility Regulatory Commission’s (IURC) approval of a proposal developed by NIPSCO — and supported by a wide range of stakeholders — to simplify residential natural gas rates and implement an energy conservation program. The plan calls for NIPSCO to simplify residential heating bills by moving all gas supply costs, which typically vary from month-to-month, out of the customer delivery charges and into the gas supply charges section of the bill. In addition, the program calls for a robust and broad-based effort to help customers learn how to use energy wisely.
“We continue to see positive accomplishments from our balanced plan and solid results from our low-risk portfolio of regulated assets,” Skaggs said. “Our operating units are continuing to deliver strong performance to position NiSource for long-term, sustainable growth. And as a team, we remain committed to our Path Forward as a company.”
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NiSource reports on strategic and financial review

Throughout all these efforts, NiSource will continue to place a strong emphasis on transparency and timely communication with all stakeholders, Skaggs noted. “In that regard, I appreciate the continued interest, patience and support our stakeholders have shown as we moved through this process. As our strategies unfold, we will continue to keep all interested parties updated and informed about NiSource’s progress.”
NiSource will host an analyst conference call at 9 a.m. EDT on Wednesday, May 30, 2007 to further discuss the company’s strategic and financial review and 2007 business plan. All interested parties may hear the conference call live by logging on to the NiSource Web site at www.nisource.com.
About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this news release are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; the effectiveness of NiSource’s outsourcing initiative; actual operating experience of NiSource assets; the regulatory process; regulatory and legislative changes; changes in general economic, capital and commodity market conditions; and counter-party credit risk.